Exhibit 23.1


                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Axcelis Technologies, Inc. Employee Stock Purchase Plan, of our report dated May 3, 2000, except for Note 19, as to which the date is June 14, 2000, with respect to the combined financial statements of Axcelis Technologies, Inc. included in its Prospectus filed on July 11, 2000, filed with the Securities and Exchange Commission.


                                /s/ Ernst & Young LLP

Boston, Massachusett
October 31, 2000